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                                                                 EXHIBIT 10-(16)


                             Officer's Certificate
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     Pursuant to Rule 306 of Regulation S-T and Rule 12b-12 under the Securities
Exchange Act of 1934, as amended, the undersigned, the Vice President and General Counsel of Transocean Offshore Inc., a Delaware corporation (the "Company"), does hereby certify that attached hereto as Annex A is a true and correct summary in the English language of the material provisions of (i) the Employment Agreement dated as of December 14, 1990 between Reidar Lund and Transocean ASA (formerly, Transocean Drilling AS), as amended through May 31, 1996, (ii) the Early Retirement Agreement dated as of June 19, 1992 between Reidar Lund and Transocean ASA, as amended through November 30, 1993, and (iii) the Supplemental Pension Agreement dated as of June 19, 1992 between Reidar
Lund and Transocean ASA, as amended through November 30, 1993, all of which are Norwegian language documents. The Company will provide a copy of any such document to the Securities and Exchange Commission upon its request.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 21, 1997.


                                           /s/ Eric B. Brown
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                                        Eric B. Brown
                                        Vice President and General Counsel
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                                                                         Annex A
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I.   Employment Agreement dated December 14, 1990 between Reidar Lund and
     Transocean ASA (formerly, Transocean Drilling AS), as amended through May 31, 1996. Reidar Lund shall serve as president and chief executive officer at a salary of 1.5 million Norwegian kroner ("NOK") annually and shall be entitled to a company car at a price of up to NOK 400,000 and accident insurance at three times his annual salary. Either party must give six months notice to terminate Reidar Lund's employment. If the company terminates Reidar Lund's employment, he is entitled to receive 24 months' salary from the company, which payment will be offset by the amount of any salary he receives from a new position of employment; provided, however, that during such time period, Reidar Lund may not engage in any business activity in competition with the company (but see below).

     Reidar Lund is entitled to retire at any time after reaching 55 years of age. In such case, between 55 and 59, he will receive no compensation from the company. Between the ages of 60 and 65, he will receive a pension benefit equal to 100% of his annual base salary, reduced stepwise each year until he reaches the age of 65, at which time his pension benefit will be 60% of his former annual base salary. Until reaching the age of 65, Reidar Lund is entitled to retain his company car and membership in group life and accident insurance. When his official Norwegian pension comes into effect, his pension benefit from the company will be reduced such that his total pension (government and company) is equal to 67% of his former annual base salary.

     If Reidar Lund's work responsibilities are considerably changed against his will as a result of any change of control or reorganization of the company brought about by the business combination with Transocean Offshore Inc. (formerly, Sonat Offshore Drilling Inc.), he is entitled to resign from the company upon three month's notice and to receive 36 months' salary from the company, which payment will be offset by the amount of any salary he receives from a new position of employment. He is obligated to actively seek new employment. Such compensation is also payable if the company terminates Reidar Lund without his being substantially in breach of this employment contract. In the event of such resignation or termination, the non-compete provisions of this employment contract will not apply.

II. Early Retirement Agreement dated as of June 19, 1992 between Reidar Lund and Transocean ASA (formerly, Transocean Drilling AS), as amended through November 30, 1993. Reidar Lund is entitled to an early retirement pension from the ages 60 through 67. In connection with the same, he agrees to act as a consultant to the company at the discretion of the company until reaching the age of 67. Compensation received for consulting work will be deducted from the early retirement pension. The company has obtained insurance policies for the purpose

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     of funding the early retirement pension. Upon termination of his employment or sale, merger, etc. of the company, Reidar Lund is entitled to the accrued value of these policies, which will be transferred to his name. Until age 67, the company will maintain Reidar Lund's group life insurance, unless his employment is terminated.

III. Supplemental Pension Agreement dated as of June 19, 1992 between Reidar Lund and Transocean ASA (formerly, Transocean Drilling AS), as amended through November 30, 1993. After Reidar Lund reaches the age of 67, he will be entitled to receive a supplemental pension payment until his death such that the total of all pension arrangements (government and other employment related) equals 67% of the average of his highest three annual salaries with the company. The company has purchased an insurance policy to fund the supplemental pension benefit, and will make additional payments directly to Reidar Lund if necessary to attain the 67% level. If Reidar Lund leaves the company prior to age 67, the company will cease paying insurance premiums under this policy, and Reidar Lund will then be entitled from and after the age of 67 to the amount the insurer pays the company with respect to the premiums previously paid before the termination of his employment.





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